EX-99.(N) 3 file002.htm INDEPENDENT AUDITOR'S CONSENT

                                                                  Exhibit (n)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 4 to Registration Statement No. 333-83085 on Form N-2 of our report dated November 11, 2002 appearing in the September 30, 2002 Annual Report of The S&P 500(R) Protected Equity Fund, Inc., and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
December 6, 2002